GSA

INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF THE
MARSHALL ISLANDS

GLOBAL SHIP LEASE

THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP TO COME

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE OF

GLOBAL SHIP LEASE, INC.

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and sealed with a facsimile of its corporate seal.

Dated:

SIGNATURE AND TITLE TO COME

GLOBAL SHIP LEASE, INC.
CORPORATE
SEAL
2007

SIGNATURE AND TITLE TO COME

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: HOLLY GRONER 615-261-0610

/ ETHER 7 / LIVE JOBS / G / GLOBAL SHIP LEASE 30058 FC Lot 1

PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660
PROOF OF MAY 13, 2008
GLOBAL SHIP LEASE, INC.
TSB 30058 LOT 1 FC

Operator: DWON

New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in PMS 072 Blue and Black. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.